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                                                                       Exhibit 5


                                Hale and Dorr LLP
                               Counsellors At Law
                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 * FAX 617-526-5000

                                 August 3, 1999



Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA  02139

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 1,500,000 shares of Common Stock, $.001 par value per share (the "Shares"), of Millennium Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of options granted under the Company's 1996 Equity Incentive Plan (the "1996 Incentive Plan").

         In this connection, we have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the 1996 Incentive Plan, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms of




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Millennium Pharmaceuticals, Inc.
August 3, 1999
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the 1996 Incentive Plan as contemplated by the Registration Statement, such
Shares will be validly issued, fully paid and nonassessable.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                          Very truly yours,

                                          /S/ HALE AND DORR LLP

                                          HALE AND DORR LLP




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